SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 23, 2005

PDI, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-24249	22-2919486

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Saddle River Executive Centre 1 Route 17 South Saddle River, NJ 07458

(Address of principal executive office)

Registrant’s telephone number, including area code: (201) 258-8450

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01          Entry into a Material Definitive Agreement.

          On September 23, 2005, PDI, Inc. (the “Company”) and Bernard C. Boyle entered into a memorandum of understanding (the “Memorandum of Understanding”) in connection with Mr. Boyle’s resignation as Chief Financial Officer, Executive Vice President and Treasurer of the Company.

          Pursuant to the Memorandum of Understanding, the Company agreed to make certain payment commitments that will constitute the Company’s sole and complete obligation to Mr. Boyle upon the termination of his employment.  The Company’s payment obligations under the Memorandum of Understanding include, among other things, (i) Mr. Boyle’s base compensation through the December 31, 2005 employment termination date; (ii) a lump sum payment equivalent to 36 times the monthly salary amount as defined in the Employment Agreement, dated as of May 2, 2001 (the “Employment Agreement”), between the Company and Mr. Boyle; and (iii) vesting of outstanding equity/option grants.

Item 1.02          Termination of a Material Definitive Agreement.

          Effective September 30, 2005, the Employment Agreement will be terminated in connection with the effectiveness of the Memorandum of Understanding.  Additional details of the Employment Agreement are included in the Company’s Definitive Proxy Statement filed with the Securities and Exchange Commission on May 12, 2005.

Item 5.02          Departure of Directors or Principal Officers.

          Pursuant to the Memorandum of Understanding, Mr. Boyle will resign from his position with the Company effective December 31, 2005.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 27, 2005	PDI, INC.

	By:	/s/ Charles T. Saldarini

	Name:	Charles T. Saldarini
	Title:	Chief Executive Officer